Beacon Energy Corp. and Subsidiaries
(A Development Stage Company)

Financial Report
12.31.06

McGladrey & Pullen LLP is a member firm of RSM International -
an affiliation of separate and independent legal entities.

Independent Auditor's Report

To the Board of Directors
Beacon Energy Corp. and Subsidiaries
Cranford, New Jersey

We have audited the accompanying consolidated balance sheet of Beacon Energy Corp. and Subsidiaries (a development stage company) as of December 31, 2006, and the related statements of operations, stockholders' equity and cash flows for the period from September 5, 2006 (inception) through December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Beacon Energy Corp. and Subsidiaries as of December 31, 2006, and the results of its operations and its cash flows for the period from September 5, 2006 (inception) through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

Peoria, Illinois
October 4, 2007

McGladrey & Pullen LLP is a member firm of RSM International -
an affiliation of separate and independent legal entities.

Beacon Energy Corp. and Subsidiaries
(A Development Stage Company)

Consolidated Balance Sheet
December 31, 2006

ASSETS
Current Assets
Cash and cash equivalents	$8,392,070
Marketable securities	500,000
Prepaid expenses and other	3,991
Total current assets	8,896,061

Equipment, net	29,479

Total assets	$8,925,540

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$4,536
Due to related parties	42,485
Total current liabilities	47,021

Commitments and Contingencies (Note 9)

Stockholders' Equity
Common stock	427
Additional paid-in capital	9,155,823
Deficit accumulated during the development stage	(277,731)
8,878,519

Total liabilities and stockholders' equity	$8,925,540

See Notes to Consolidated Financial Statements.

Beacon Energy Corp. and Subsidiaries
(A Development Stage Company)

Consolidated Statement of Operations
Period from September 5, 2006 (Inception) through December 31, 2006

Revenue	$-

Costs and expenses:
General and administrative expenses	336,143
Depreciation	1,161
337,304

Operating loss	(337,304)

Financial and other income:
Interest income	59,573

Loss before income taxes	(277,731)

Provision for federal and state income taxes	-

Net loss	$(277,731)
Loss per common share (weighted average shares
outstanding of 100,476)	$(2.76)

See Notes to Consolidated Financial Statements.

Beacon Energy Corp. and Subsidiaries
(A Development Stage Company)

Consolidated Statement of Stockholders' Equity
Period from September 5, 2006 (Inception) through December 31, 2006

	Common Stock	Additional Paid-In Capital	(Deficit) Accumulated During the Development Stage	Total
Balance, September 5, 2006 (Inception)	$-	$-	$-	$-

Issuance of 427,400 shares of common
stock for cash	427	9,005,823	-	9,006,250

Compensation expense on common
stock issued	-	150,000	-	150,000

Net loss	-	-	(277,731)	(277,731)

Balance, December 31, 2006	$427	$9,155,823	$(277,731)	$8,878,519

See Notes to Consolidated Financial Statements.

Beacon Energy Corp. and Subsidiaries
(A Development Stage Company)

Consolidated Statement of Cash Flows
Period from September 5, 2006 (Inception) through December 31, 2006

Cash Flows from Operating Activities
Net loss	$(277,731)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	1,161
Compensation expense on common stock issued	150,000
Change in assets and liabilities:
(Increase) in:
Prepaid expenses and other	(3,991)
Increase in:
Accounts payable, accrued expenses and income taxes payable	4,536
Amounts due to related party	42,485
Net cash used in operating activities	(83,540)

Cash Flows from Investing Activities
Purchase of marketable securities	(500,000)
Purchase of equipment	(30,640)
Net cash used in investing activities	(530,640)

Cash Flows from Financing Activities
Proceeds from issuance of common stock	9,006,250
Net cash provided by financing activities	9,006,250

Net increase in cash and cash equivalents	8,392,070
Cash and cash equivalents:
Beginning	-

Ending	$8,392,070

See Notes to Consolidated Financial Statements.

Beacon Energy Corp. and Subsidiaries
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 1. Nature of Business and Significant Accounting Policies

Nature of business: Beacon Energy Corp. and Subsidiaries (formerly AgriFuel Co.) (the Company) a development stage company, was incorporated in the state of Delaware on September 5, 2006. The Company was organized to produce and market biofuels refined from waste vegetable oil, fats, and agricultural feedstocks. As of December 31, 2006, 46.8% of the total voting percentage of common stock of the Company was owned by Metalico, Inc. (Metalico). For the period ending December 31, 2006, the Company has been consolidated with the results of Metalico due to Metalico having a controlling financial interest when its direct ownership is combined with Metalico’s executive officers’ holdings in the Company.

A summary of the Company’s significant accounting policies follows:

Use of estimates in the preparation of financial statements: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and their reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of consolidation: The consolidated financial statements include the accounts of Beacon Energy Corp. and its wholly owned subsidiaries.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and cash equivalents: For the purpose of reporting cash flows, the Company considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents.

Concentration of credit risk: Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of cash. At times, cash in banks is in excess of the FDIC insurance limit. The Company has not experienced any loss as a result of those deposits and does not expect any in the future.

Marketable securities: The Company’s marketable securities are classified as available-for-sale. These securities are recorded at fair value with unrealized gains and losses reported as a component of stockholders’ equity and comprehensive loss. Realized gains and losses on available-for-sale securities are computed using the specific identification method. As of December 31, 2006, marketable securities consisted of investments in asset backed debt instruments.

Declines in the fair value of individual securities classified as available for sale below their amortized cost that are determined to be other than temporary result in write-downs of the individual securities to their fair value with the resulting write-downs included in current earnings as realized losses. In determining other-than-temporary losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

Equipment: Equipment is stated at cost. Depreciation is provided on a straight-line basis over the estimated service lives of the respective classes’ equipment ranging between 3 and 7 years for office furniture, fixtures and equipment.

Income taxes: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Beacon Energy Corp. and Subsidiaries
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 1. Significant Accounting Policies (Continued)

Net loss per share: Basic loss per share includes no dilution and is computed by dividing the loss by the weighted average number of common shares outstanding for the period. Because the Company does not have any potentially dilutive securities, the accompanying presentation is only of basic loss per share.

Note 2.  Marketable Securities

The following tables summarize the Company’s investments as of December 31, 2006:
		Gross	Gross
		Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value
Student Loan Floating Rate Bond Trust	$500,000	$-	$-	$500,000

There were no realized gains or losses for marketable securities for the period ended December 31, 2006.

Note 3. Equipment

Equipment as of December 31, 2006, consisted of the following:

Office furniture, fixtures and equipment	$30,640
Less accumulated depreciation	1,161
$29,479

Note 4. Capital Stock

Capital stock voting rights, par value, dividend features and authorized, issued and outstanding shares are summarized as follows as of December 31, 2006:

	Authorized	Issued and Outstanding
Common stock, voting, $.001 par value	1,000,000	427,400

Dividends: The Company has not paid any dividends to its stockholders since its inception and does not plan to pay any cash dividends in the foreseeable future.

Beacon Energy Corp. repurchase obligation: Under the terms of the Company’s amended and restated subscription agreement and stockholder agreement dated November 30, 2006, unless a public trading event has occurred on or before November 30, 2007, certain purchasers of the Company’s common stock shall have the right to require Metalico to purchase all or a portion of the securities of such purchaser. A public trading event means the filing of an appropriate application and required supporting materials with any national securities exchange or listing service providing a platform for public trading in the Company’s common stock, expressly including without limitation the American Stock Exchange, the NASDAQ market, the OTC Bulletin Board, the Pink Sheets trading system, or any similar trading provider.

Beacon Energy Corp. and Subsidiaries
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 4. Capital Stock (Continued)

Each qualified purchaser of the Company’s stock shall have the right as of December 1, 2007, upon thirty (30) days written notice, to require Metalico to repurchase such investor’s investment for consideration equal to, at the option of such purchasers, either (a) cash in an amount equal to twice the portion of such purchaser’s capital contribution allocable to the securities, or (b) common stock of Metalico, at a per-share price equal to the closing price for Metalico common stock on the American Stock Exchange on the date such purchaser’s capital contribution was made. A qualified purchaser may in its discretion allocate any such sale of all or a portion of its securities between the two options. The right to give such notice requiring a repurchase expires on December 31, 2007.

Reference should be made to Note 9 for amendments to the repurchase obligation made subsequent to December 31, 2006.

Note 5. Stock Based Compensation

In December 2006, the Company’s founding investors, contributed $2,800,000 for 224,000 shares, or $12.50 per share, of common stock. In addition to the founders’ investment described above, $6,106,250 was received from other investors for 195,400 shares of common stock at a per share price of $31.25. Included in general and administrative expense for the period ending December 31, 2006, was $150,000 in compensation expense related to the issuance of common stock to the President of the Company who purchased 8,000 shares for $100,000 at the founders’ share price of $12.50 per share.

Note 6. Related Party Transactions

Metalico provides office space, management and administrative support to the Company on a month to month basis. General and administrative expenses to the related party in the period presented are as follows: management fees $22,000; rent $9,600; administrative fees $9,500. In the opinion of management, rates charged are consistent with what would be charged by a non-related party.

Note 7. Income Tax Matters

Net deferred tax assets (liabilities), resulting from the differences in the timing of the recognition of certain income and expense items for financial and tax accounting purposes, consisted of the following components as of December 31, 2006:

2006
Deferred tax asset:
Loss carryforwards	$111,000
Less valuation allowance	$111,000
$-

Management has recorded a valuation allowance on the net deferred tax assets while the Company is in the development stage. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income.

Beacon Energy Corp. and Subsidiaries
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 7. Income Tax Matters (Continued)

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax loss for the period ended December 31, 2006:

2006
Computed “expected” tax benefit	$(94,000)
Increase (decrease) in income taxes resulting from:
State income taxes, net of federal tax benefit	(17,000)
Change in valuation allowance	111,000
$-

The Company has net operating loss carryforwards for federal and state income tax purposes of approximately $277,000 as of December 31, 2006. The net operating loss carryforwards are available to reduce future taxable income and federal loss carryforwards will expire in 2026 and state loss carryforwards will expire in 2013.

Note 8.  Fair Value of Financial Instruments

Financial Accounting Standards Board Statement of Financial Accounting Standards No. 107 (FAS No. 107), Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate the value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. FAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts disclosed do not represent the underlying value of the Company.

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

Cash and cash equivalents, accounts payable and accrued expenses: The carrying amounts approximate the fair value due to the short maturity of these instruments.

Marketable securities: Fair values for securities are based on quoted market prices.

Note 9. Subsequent Events

In January 2007, the Company, through its wholly owned subsidiary AgriFuel BBD Holding Co., Inc. purchased through a series of advances, a secured convertible note bearing interest at 10% per year and issued by Buffalo Biodiesel, Inc. (BBD), a Buffalo, NY based company. BBD’s business strategy is focused on the collection of used restaurant cooking oil from local restaurants, also known as waste vegetable oil (WVO), the treatment of such WVO and then either the sale of such WVO to the animal feed market or the biodiesel production market. The maximum principal amount of the note is not to exceed $290,000 with an initial advance of $120,000 and the remaining $170,000 advanced on an as needed basis to fund equipment purchases and other general working capital needs. Upon complete funding, the note is convertible into BBD equity equal to 52.5% of the fully diluted share capital of BBD. The note is secured by all the assets of BBD and unless previously converted, the note matures on December 31, 2008. At October 4, 2007, the total advances amounted to $290,000.

Beacon Energy Corp. and Subsidiaries
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 9. Subsequent Events (Continued)

In January 2007, the Company, through its wholly owned subsidiary AgriFuel United Biofuels Holding Co., Inc. completed a $925,000 investment in United Biofuels, Inc. (United), a York, PA based biodiesel production company. The total $925,000 investment is comprised of $765,000 in 5% secured convertible notes and $160,000 of 5% senior secured promissory notes. The $765,000 convertible notes are being funded through a series of advances and totaled $436,000 though June 30 2007. Upon complete funding and the expansion as described below, the notes will be manditorily convertible into 45% of the fully diluted share capital of United. The $160,000 in promissory notes have been fully funded and are repayable in $20,000 monthly installments commencing January 2008. Subsequent to the conversion the initial investment provides the Company with a 45% ownership stake in United and the Company has an option to purchase an additional 15% at an agreed upon valuation formula. United began operations in the summer of 2006 and currently produces biodiesel at an annualized rate of 700,000-1,000,000 gallons per year. United is in the process of upgrading and expanding its production capacity. Upon completion of such expansion it is anticipated that United will be able to produce biodiesel at an annualized rate in excess of 3 million gallons per year, utilizing various feedstocks including a 50/50 blend of soy oil and poultry fat.

On March 30, 2007, pursuant to the November 30, 2006 subscription agreement, the Company received an additional $500,000 investment from Metalico for 40,000 shares of common stock. The additional investment by Metalico increases their ownership percentage to 50.6% as of the date of the additional investment.

In April 2007, the Company, through its wholly owned subsidiary AgriFuel Terra Farms, LLC, completed a $3.6 million investment in Terra Bioenergy LLC (Terra), a St. Josephs, MO based development stage biodiesel production company. With the completion of such investment, the Company owns 40% of Terra, with an option to increase its ownership level to over 50%. Terra is in the initial phases of constructing a 30 million gallons per year biodiesel production plant. They have contracted with Desmet Ballestra, a worldwide leader of biodiesel production technology, to provide the technology process for the plant, and they have contracted with B&A, Inc to serve as the construction engineer. Upon completion, the plant will be able to process a 50/50 blend of soy oil and choice white grease.

In August 2007, the Company entered into Amendment No. 1 to the Amended and Restated Stock Subscription Agreement and Stockholder Agreement which modified the date requirements of the repurchase obligation as described in Note 4. Subsequent to the Amendment, the Company is now required to facilitate a public trading event as of one of the following three dates:  (i) the Company shall have until April 30, 2008 to make an appropriate filing with a traditional trading platform, such filing to be declared effective no later than September 30, 2008; (ii) if the Company does not make such filing by April 30, 2008, it shall have until July 31, 2008 to facilitate a public trading event through a non-traditional platform; and (iii) if the Company shall have made such filing by April 30, 2008, but such filing shall not have been deemed effective by September 30, 2008, the Company shall have until December 1, 2008 to facilitate a public trading event through a non-traditional platform. If the Company fails to facilitate a public trading event within those timeframes, certain purchasers of the Company’s common stock shall have the right to require Metalico to purchase all or a portion of the securities of such purchaser by giving notice to Metalico within 30 days of the respective dates.  A traditional trading platform is defined to be the American Stock Exchange, the NASDAQ market, NYSE, the OTC Bulletin Board, or any similar trading provider and a non-traditional trading platform is defined as a reverse merger with a public shell, a listing on the Pink Sheets trading system, acquisition by a Special Purpose Acquisition Company (SPAC) or any other similar mechanism deemed appropriate by the Company’s board of directors.

In September 2007, pursuant to the Series B Stock Subscription Agreement and Stockholder (Series B Agreement), the Company received approximately $5,387,000 in additional investments for 172,387 shares of common stock.  Metalico participated in the Series B Agreement by investing $2,000,000 for 64,000 shares of common stock.  Metalico’s ownership percentage subsequent to the private placement is approximately 47% of the Company. The Series B Agreement has the same terms regarding stockholder sale rights as described in Note 4 and as amended per the preceding paragraph.

Beacon Energy Corp. and Subsidiaries
(A Development Stage Company)

Notes to Consolidated Financial Statements

Note 10. Pending Adoption of Accounting Standards

In September 2006, the FASB issued SFAS No. 157 (SFAS 157), Fair Value Measurements. SFAS 157 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. The provisions of SFAS 157 are effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact, if any, of the provisions of SFAS 157.

In July 2006, the FASB issued FIN 48, Accounting For Uncertainty In Income Taxes — an Interpretation of FASB Statement 109. FIN 48 clarifies that an entity’s tax benefits recognized in tax returns must be more likely than not of being sustained prior to recording the related tax benefit in the financial statements. As required by FIN 48, we will adopt this new accounting standard effective January 1, 2007. The Company is currently reviewing the impact of FIN 48 on their financial statements but do not expect that the adoption of this statement will have a material impact on its financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159 (SFAS 159), The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115. SFAS No. 159 allows companies the choice to measure many financial instruments and certain other items at fair value. This gives a company the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The Statement is effective January 1, 2008. The Company is currently reviewing the impact of SFAS 159 on their financial statements and has not yet completed its evaluation of the impact, if any, of the provisions of SFAS No. 159 on its financial statements.